STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this "Agreement"), dated as of July 19, 2006, among Atlantic Professional Association, Inc., as agent (the “Agent”) of the purchasers listed on Schedule A annexed hereto (the “Purchasers”), friendlyway Corporation, a Nevada corporation (the "Company"), and Kenneth Upcraft (the "Pledgor").

BACKGROUND

The Company has entered into a Securities Purchase Agreement, dated as of June 14, 2006 (as amended, modified, restated or supplemented from time to time, the "Securities Purchase Agreement"), pursuant to which the Purchasers provided or will provide certain financial accommodations to the Company.

In order to induce the Purchasers to provide the financial accommodations described in the Securities Purchase Agreement, the Pledgor, who expressly acknowledges good and valuable consideration based on his financial interest in the Company and the benefits that are derived from the SPA, has agreed to pledge and grant a security interest in the collateral described herein to the Agent on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Defined Terms. All capitalized terms used herein which are not defined shall have the meanings given to them in the Securities Purchase Agreement.

2.  Pledge and Grant of Security Interest. To secure the full and punctual payment and performance of (the following clauses (a) and (b), collectively, the "Indebtedness") (a) the obligations under the Securities Purchase Agreement and the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and the Related Agreements, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the "Documents") and (b) all other indebtedness, obligations and liabilities of the Pledgor to the Purchasers whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Indebtedness, or of any instrument evidencing any of the Indebtedness or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such Indebtedness in any case commenced by or against the Pledgor under Title 11, United States Code, including, without limitation, obligations or indebtedness of the Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Indebtedness but for the commencement of such case), the Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Agent in all of the following (the "Collateral"):

(a)  the shares of stock set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares of stock or other equity interests acquired by the Pledgor, the "Pledged Stock"), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b)  all additional shares of stock of any issuer (each, an "Issuer") of the Pledged Stock from time to time acquired by Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c)  all options and rights, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

3.  Delivery of Collateral. All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Pledgor hereby authorizes the Issuer upon demand by the Agent to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to the Agent, in each case to be held by the Agent, subject to the terms hereof. Upon an Event of Default (as defined below) under the Note that has occurred and is continuing beyond any applicable grace period, the Agent shall have the right, during such time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Stock. In addition, the Agent shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

4.  Representations and Warranties of the Company and Pledgor. The Company and Pledgor each, severally and not jointly, represents and warrants to the Agent (which representations and warranties shall be deemed to continue to be made until all of the Indebtedness has been paid in full and each Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that:

(a)  the execution, delivery and performance by Company and Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any material violation of any material agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to the Company or Pledgor;

(b)  this Agreement constitutes the legal, valid, and binding obligation of the Company and Pledgor, enforceable against them in accordance with its terms;

(c)  (i) all Pledged Stock owned by Pledgor is set forth on Schedule A hereto and (ii) Pledgor is the direct and beneficial owner of each share of the Pledged Stock set forth opposite his name;

(d)  all of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

(e)  no consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Agent of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

(f)  there are no pending or, to the best of the Company’s or Pledgor's knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g)  Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Agent in accordance with the terms of this Agreement;

(h)  Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to the Agent hereunder, the Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, "Liens");

(i)  there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

(j)  none of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject; and

(k)  the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Agent all rights of Pledgor in the Collateral as contemplated by this Agreement.

5.  Covenants. Pledgor covenants that, until the Indebtedness shall be satisfied in full and each Document and each agreement and instrument entered into in connection therewith is irrevocably terminated:

(a)  Pledgor will not sell, assign, transfer, convey, or otherwise dispose of his rights in or to the Collateral or any interest therein; nor will Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby;

(b)  Pledgor will, at his expense, defend the Agent's right, title and security interest in and to the Collateral against the claims of any other party; and

(c)  Pledgor shall at any time, and from time to time, upon the written request of the Agent, execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to the Agent upon the occurrence of an Event of Default irrevocable proxies in respect of the Collateral in form satisfactory to the Agent. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute Pledgor's proxy to the Agent or its nominees to vote all shares of Collateral then registered in such Pledgor's name.

6. Voting Rights and Dividends. In addition to the Agent's rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, the Agent shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (Pledgor hereby irrevocably constituting and appointing the Agent, with full power of substitution, the proxy and attorney-in-fact of Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral. Pledgor shall not be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Agent, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that Pledgor shall give at least five (5) days' written notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. Following the occurrence of an Event of Default, all dividends and all other distributions in respect of any of the Collateral, shall be delivered to the Agent to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

7.  Event of Default. An Event of Default shall be deemed to have occurred and may be declared by the Agent upon the happening of any of the following events:

(a) An "Event of Default" under any Document or any agreement or note related to any Document shall have occurred and be continuing beyond any applicable cure period;

(b) Pledgor shall default in the performance of any of his obligations under any agreement between Pledgor and the Agent, including, without limitation, this Agreement, and such default shall not be cured for a period of forty-five (45) days after the occurrence thereof;

   (c) Any representation or warranty of Pledgor made herein, in any Document or in any agreement, statement or certificate given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect;

(d) Any portion of the Collateral is subjected to levy of execution, attachment, or other judicial process; or any portion of the Collateral is the subject of a claim (other than by the Agent) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of fifteen (15) business days after the occurrence thereof; or

(e) Pledgor shall (i) not apply for consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

8.  Remedies. In case an Event of Default shall have occurred and be declared by the Agent, the Agent may:

(a) Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

(b) Exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as they may determine, all without liability except to account for property actually received by it; and

(c) Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Agent, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Agent in its sole discretion may determine, or as may be required by applicable law.

Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, the Agent may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by the Agent hereunder whether upon sale of the Collateral or any part thereof or otherwise shall be held by the Agent and applied by it as provided in Section 9 hereof. No failure or delay on the part of the Agent in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 9 hereof. The Agent may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, the Agent shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York regardless of the jurisdiction in which enforcement hereof is sought.

9.  Private Sale. Pledgor recognizes that the Agent may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be permitted if otherwise made in a commercially reasonable manner. Pledgor agrees that the Agent has no obligation to delay sale of any Collateral for the period of time necessary to permit the Issuer to register the Collateral for public sale under the Securities Act.

10.  Proceeds of Sale. The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Agent as follows:

(a) First, to the payment of all costs, reasonable expenses and charges of the Agent and to the reimbursement of the Agent for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), the expenses of any taking, attorneys' fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by the Agent in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

(b) Second, to the payment of the Indebtedness, in whole or in part, in such order as the Agent may elect, whether or not such Indebtedness is then due;

(c) Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-504(1)(c) of the UCC; and

(d) Fourth, to the extent of any surplus to the Pledgor or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Indebtedness, Pledgor shall be liable for the deficiency plus the reasonable costs and fees of any attorneys employed by the Agent to collect such deficiency.

11.  Waiver of Marshaling. Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

12.  No Waiver. Any and all of the Agent's rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Agent in reference to any of the Indebtedness. Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if Pledgor had expressly agreed thereto in advance. No delay or extension of time by the Agent in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Agent to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Agent's right to take any action against Pledgor or to exercise any other power of sale, option or any other right or remedy.

13.  Expenses. The Collateral shall secure, and Pledgor shall pay to the Agent on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable attorneys' fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Agent under this Agreement or with respect to any of the Indebtedness.

14.  The Agent Appointed Attorney-In-Fact and Performance by the Agent. Upon the occurrence of an Event of Default, Pledgor hereby irrevocably constitutes and appoints the Agent as Pledgor's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in Pledgor's name, place and stead, all such acts, things and deeds for and on behalf of and in the name of Pledgor, which Pledgor could or might do or which the Agent may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the Agent's name. Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If Pledgor fails to perform any agreement herein contained, the Agent may themselves perform or cause performance thereof, and any costs and expenses of the Agent incurred in connection therewith shall be paid by the Pledgor as provided in Section 9 hereof.

15. Waivers.

(a) EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

16.  Recapture. Notwithstanding anything to the contrary in this Agreement, if the Agent receive any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Agent, Pledgor's obligations to the Agent shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to the Agent, which payment shall be due on demand.

17.  Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

18.  Miscellaneous.

(a) This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

(b) No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c) In the event that any provision of this Agreement or the application thereof to Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall the same affect the validity or enforceability of any other provision of this Agreement.

(d) This Agreement shall be binding upon Pledgor, and Pledgor's successors and assigns, and shall inure to the benefit of the Agent and their successors and assigns.

(e) Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Securities Purchase Agreement.

(f) This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(g) PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF EACH COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE COURT LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

(h) It is understood and agreed that any person or entity that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Stock Pledge Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to the Agent, (y) delivering supplements to such exhibits and annexes to such Documents as the Agent shall reasonably request and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Agent.

(i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

(j) All rights of the Purchasers hereunder may be exercised by the Agent, as their agent.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

/S/ KEN UPCRAFT
Kenneth Upcraft

FRIENDLYWAY CORPORATION

By:	/S/ KEN UPCRAFT
Kenneth Upcraft, President & CEO

ATLANTIC PROFESSIONAL ASSOCIATION, INC.

By:	/S/ LAWRENCE S. ACKERMAN
Larry Ackerman, President

SCHEDULE A to the Stock Pledge Agreement

Pledged Stock

Pledgor	Issuer	Class of Stock	Stock Certificate Number	Par Value	Number of Shares

Kenneth Upcraft	friendlyway Corporation	Common	10004	$.001	7,000,000